Exhibit 99.1

NEWS RELEASE

Media Contact: David Carter, dwcarter@magellanhealth.com, (860) 507-1909
Investor Contact: Renie Shapiro, rshapiro@magellanhealth.com, (877) 645-6464

MAGELLAN HEALTH SERVICES REPORTS

FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

AVON, Conn. — February 28, 2013 — Magellan Health Services Inc. (NASDAQ: MGLN) today reported financial results for the fourth quarter and full year 2012, as summarized below. For the year ended December 31, 2012, the company reported net revenue of $3,207.4 million, segment profit of $267.4 million, and net income of $151.0 million or $5.42 per diluted common share.  Segment profit represents income from operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes.

Financial Results

	Three Months Ended December 31			Year Ended December 31
(Millions, except per share results)	2012	2011	Increase/ (Decrease)	2012	2011	Increase/ (Decrease)
Revenue	$830.3	$721.5	15.1%	$3,207.4	$2,799.4	14.6%
Segment Profit	77.7	63.2	22.9%	267.4	270.4	(1.1)%
Net Income	37.0	29.7	24.6%	151.0	129.6	16.5%
Earnings per Share	1.32	1.05	25.7%	5.42	4.17	30.0%

As of December 31, 2012, the company had unrestricted cash and investments of $302.3 million.

“Magellan had a strong fourth quarter, and completed a successful 2012,” said Barry M. Smith, chief executive officer.  “Each of our business units contributed to our success with significant accomplishments including solid financial results, product innovation, and new business sales.

“This is an exciting time as we enter a new phase of growth.  The next twenty-four to thirty-six months will be especially dynamic, as the industry consolidates and the Affordable Care Act is implemented with Medicaid expansion and the creation of state, federal and commercial exchanges.  As a result of these changes, we foresee market disruption for the traditional players, allowing for significant growth opportunities for innovative, agile companies such as Magellan.

“During 2013, we will continue investing to expand our presence in the Pharmacy marketplace as well as in Medicaid.  In Pharmacy, customers face a fragmented and inefficient system which compromises quality care and increases costs.  Our vision is to create an entirely new approach, so that we can lower the total drug spend while improving the health of the patients we serve. We offer a suite of clinical and cost management solutions that integrate our specialty, medical pharmacy, and PBM capabilities. Our solutions offer customers a comprehensive approach to managing the quality and cost of pharmaceutical care, for any drug, at any provider site of service, under any benefit.

“We are also gaining traction on our Medicaid initiatives where we have created new models of care for special populations that integrate the pharmaceutical, physical and behavioral health management of individuals with

Magellan Health Services—55 Nod Road, Avon CT 06001—www.MagellanHealth.com

Serious Mental Illness as well as those dually eligible for Medicaid and Medicare.  Whether through our traditional businesses or through innovating and implementing new strategies for growth, Magellan is well positioned to shape the future of health care.”

Outlook

“We completed a strong 2012, exceeding our segment profit guidance for the year,” said Jonathan N. Rubin, chief financial officer.  “We posted high quality results, reflecting key new business implementations, improved cost of care management, and a lower administrative expense ratio.  We achieved these results, while making significant investments in our Medicaid and Pharmacy strategies. Combined with our financial strength, this positions us well for 2013 and beyond.

“We are reaffirming our guidance for 2013, which calls for net revenue in the range of $3.56 billion to $3.74 billion, and net income in the range of $91 million to $109 million. Additionally, we expect segment profit for 2013 to be in the range of $250 million to $270 million.  Based upon the impact of share repurchase activity through February 22, 2013, but not considering any potential future share repurchases, we are adjusting our diluted weighted average shares outstanding for the year to 27.8 million, resulting in an EPS range of $3.27 to $3.92.”

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern Time on Thursday, February 28, 2013.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the pass code Fourth Quarter Earnings Call 2012 approximately 15 minutes before the start of the call.  The conference call will also be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

About Magellan Health Services
Headquartered in Avon, Conn., Magellan Health Services Inc. is a leading specialty health care management organization with expertise in managing behavioral health, radiology and specialty pharmaceuticals, as well as public sector pharmacy benefits programs. Magellan delivers innovative solutions to improve quality outcomes and optimize the cost of care for those we serve.  As of December 31, 2012, Magellan’s customers include health plans, employers and government agencies, serving approximately 33.8 million members in our behavioral health business, 17.2 million members in our radiology benefits management segment, and 8 million members in our medical pharmacy management product.  In addition, the specialty pharmaceutical segment served 41 health plans and employers, and several pharmaceutical manufacturers and state Medicaid programs.  The company’s Medicaid Administration segment served 24 states and the District of Columbia.  For more information, visit www.MagellanHealth.com.

Cautionary Statement

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties.  All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2013 revenue, net income, segment profit, earnings per share, strategy and growth. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the company’s

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customers to manage the health care services of their members directly; changes in rates paid to and/or by the company by customers and/or providers; higher utilization of health care services by the company’s risk members; delays, higher costs or inability to implement new business or other company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on February 28, 2012, the company’s subsequent Quarterly Reports on Form 10-Q filed during 2012 and the company’s Annual Report on Form 10-K for the year ended December 31, 2012, expected to be filed with the Securities and Exchange Commission and posted on the company’s website later today.  Readers are cautioned not to place undue reliance on these forward-looking statements. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, are included in the company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

Media Contact

David W. Carter

860-507-1909

DWCarter@MagellanHealth.com

Investor Contact

Renie Shapiro

877-645-6464

RShapiro@MagellanHealth.com

# # #

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2012 (1)	2011	2012 (1)
	(unaudited)	(unaudited)

Net revenue:
Managed care and other	$652,804	$742,950	$2,551,991	$2,857,099
Dispensing	68,660	87,324	247,409	350,298
Total net revenue	721,464	830,274	2,799,400	3,207,397

Cost and expenses:
Cost of care	461,527	528,529	1,784,724	2,071,890
Cost of goods sold	64,479	82,859	232,038	328,414
Direct service costs and other operating expenses (2)	136,250	145,016	529,634	557,512
Depreciation and amortization	15,335	15,316	58,623	60,488
Interest expense	1,080	534	2,502	2,247
Interest income	(516)	(400)	(2,781)	(2,019)
Total costs and expenses	678,155	771,854	2,604,740	3,018,532
Income before income taxes	43,309	58,420	194,660	188,865
Provision for income taxes	13,570	21,418	65,037	37,838
Net income	29,739	37,002	129,623	151,027
Other comprehensive income (loss) (3)	143	(93)	(159)	115
Comprehensive income	$29,882	$36,909	$129,464	$151,142

Weighted average number of common shares outstanding — basic	27,724	27,505	30,478	27,386
Weighted average number of common shares outstanding — diluted	28,300	28,020	31,058	27,882

Net income per common share — basic	$1.07	$1.35	$4.25	$5.51
Net income per common share — diluted	$1.05	$1.32	$4.17	$5.42

(1)         For a more detailed discussion of Magellan’s results for the period ended December 31, 2012, refer to the Company’s Annual Report on Form 10-K, which will be filed with the SEC on Thursday, February 28, 2013, and the live broadcast or taped replay of the Company’s earnings conference call on Thursday, February 28, 2013, which will be available at www.MagellanHealth.com.

(2)         Includes stock compensation expense of $4,010 and $3,848 for the three months ended December 31, 2011 and 2012, respectively, and $17,418 and $17,783 for the years ended December 31, 2011 and 2012, respectively.

(3)         Net of income tax provision (benefit) of $87 and $(61) for the three months ended December 31, 2011 and 2012, respectively, and and $(102) and $73 for the years ended December 31, 2011 and 2012, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2011	2012 (1)

Cash flows from operating activities:
Net income	$129,623	$151,027

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,623	60,488
Non-cash interest expense	1,033	728
Non-cash stock compensation expense	17,418	17,783
Non-cash income tax expense	8,285	17,306
Non-cash amortization on investments	12,309	7,193
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash (2)	(69,060)	(40,760)
Accounts receivable, net	(15,609)	(16,411)
Pharmaceutical inventory	(11,657)	(6,160)
Other assets	3,804	414
Accounts payable and accrued liabilities	(7,251)	(8,321)
Medical claims payable and other medical liabilities	(7,905)	31,292
Tax contingencies	(9,453)	(35,376)
Other	1,843	2,090
Net cash provided by operating activities	112,003	181,293

Cash flows from investing activities:
Capital expenditures	(54,394)	(69,549)
Acquisitions and investments in businesses, net of cash acquired	(376)	—
Purchase of investments	(259,552)	(321,541)
Maturity of investments	330,583	281,748
Investment in equity method joint ventures	—	(1,225)
Net cash provided by (used in) investing activities	16,261	(110,567)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(559)	—
Payments to acquire treasury stock	(407,645)	(21,868)
Proceeds from issuance of equity	20,000	—
Proceeds from exercise of stock options and warrants	41,796	20,486
Tax benefit from exercise of stock options and vesting of stock awards	2,038	990
Other	(1,211)	(732)
Net cash used in financing activities	(345,581)	(1,124)

Net (decrease) increase in cash and cash equivalents	(217,317)	69,602
Cash and cash equivalents at beginning of period	337,179	119,862
Cash and cash equivalents at end of period	$119,862	$189,464

(1)         The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 will be filed with the SEC on Thursday, February 28, 2013.

(2)         Includes the net shift of restricted funds between cash and investments that results in an operating cash flow change that is directly offset by an investing cash flow change.  During the years ended December 31, 2011 and 2012, restricted investments of $62,298 and $16,660, respectively, were shifted to restricted cash that resulted in an operating cash flow use.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2012 (1)	2011	2012 (1)
	(unaudited)	(unaudited)

Managed care and other revenue
- Commercial	$136,694	$193,048	$561,780	$728,512
- Public Sector	384,755	414,586	1,459,659	1,620,875
- Radiology Benefits Management	85,856	95,324	344,335	349,133
- Specialty Pharmaceutical Management	13,895	14,475	48,534	55,178
- Medicaid Administration (2)	52,831	41,348	220,453	172,491
- Elimination (2)	(21,227)	(15,831)	(82,770)	(69,090)
Total managed care and other revenue	652,804	742,950	2,551,991	2,857,099

Dispensing revenue - Specialty Pharmaceutical Management	68,660	87,324	247,409	350,298

Cost of care
- Commercial	78,240	113,526	314,178	437,518
- Public Sector (2)	337,870	354,936	1,271,532	1,413,320
- Radiology Benefits Management	47,509	62,019	205,240	228,383
- Medicaid Administration	19,135	13,879	76,544	61,759
- Elimination (2)	(21,227)	(15,831)	(82,770)	(69,090)
Total cost of care	461,527	528,529	1,784,724	2,071,890

Cost of goods sold - Specialty Pharmaceutical Management	64,479	82,859	232,038	328,414

Direct service costs and other operating expenses
- Commercial	39,258	44,210	152,760	172,035
- Public Sector	17,024	22,279	67,227	89,129
- Radiology Benefits Management	14,401	14,305	61,681	55,418
- Specialty Pharmaceutical Management	5,686	6,965	24,344	26,709
- Medicaid Administration	25,198	21,096	103,254	84,884
- Corporate	34,683	36,161	120,368	129,337
Total direct service costs and other operating expenses	136,250	145,016	529,634	557,512

Stock compensation expense (3)
- Commercial	(162)	298	(839)	(532)
- Public Sector	(218)	(276)	(872)	(1,111)
- Radiology Benefits Management	(325)	(388)	(1,563)	(1,567)
- Specialty Pharmaceutical Management	(54)	(227)	(693)	(672)
- Medicaid Administration	(24)	(76)	(124)	(335)
- Corporate	(3,227)	(3,179)	(13,327)	(13,566)
Total stock compensation expense	(4,010)	(3,848)	(17,418)	(17,783)

Segment profit (loss)
- Commercial	19,358	35,014	95,681	119,491
- Public Sector	30,079	37,647	121,772	119,537
- Radiology Benefits Management	24,271	19,388	78,977	66,899
- Specialty Pharmaceutical Management	12,444	12,202	40,254	51,025
- Medicaid Administration	8,522	6,449	40,779	26,183
- Corporate and Elimination	(31,456)	(32,982)	(107,041)	(115,771)
Total segment profit	$63,218	$77,718	$270,422	$267,364

Reconciliation of segment profit to income before income taxes:
Segment profit	$63,218	$77,718	$270,422	$267,364
Stock compensation expense	(4,010)	(3,848)	(17,418)	(17,783)
Depreciation and amortization	(15,335)	(15,316)	(58,623)	(60,488)
Interest expense	(1,080)	(534)	(2,502)	(2,247)
Interest income	516	400	2,781	2,019
Income before income taxes	$43,309	$58,420	$194,660	$188,865

(1)         The Company’s Annual Report on Form 10-K for the year ended December 31, 2012 will be filed with the SEC on Thursday, February 28, 2013.

(2)         Public Sector has subcontracted with Medicaid Administration to provide pharmacy benefits management services on a limited risk basis for one of Public Sector’s customers.  As such, revenue and cost of care related to this intersegment arrangement are eliminated.

(3)         Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.